UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025 (December 17, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 17, 2025, CleanCore Solutions, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a total of 73,585,935 shares of the Company’s common stock were represented in person or by valid proxies, which represented 36.56% of the common stock outstanding as of the record date, October 27, 2025, constituting a quorum.

Stockholders voted on two proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated October 28, 2025, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders. The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Clayton Adams	70,267,443	2,308,944	1,009,548
David Enholm	70,057,878	2,518,509	1,009,548
Alexander Benjamin Spiro	70,273,072	2,303,315	1,009,548
Peter Frei	70,073,656	2,502,731	1,009,548
Tim Stebbing	70,260,387	2,316,000	1,009,548

Proposal 2: The Company’s stockholders ratified the appointment of TAAD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,296,805	288,988	2,000,142	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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